                                                                    EXHIBIT 23-b

                         INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference of our report dated December 19, 2003, appearing in the Annual Report on Form 10-K of ArvinMeritor, Inc. for the fiscal year ended September 28, 2003 in the following Registration Statements of ArvinMeritor, Inc.:

      Form       Registration No.      Purpose
      ----       ----------------      -------
      S-8        333-107913            ArvinMeritor, Inc. Savings Plan

      S-3        333-58760             Registration of debt securities

      S-8        333-53498             ArvinMeritor, Inc. Hourly Employees Savings Plan

      S-8        333-49610             1997 Long-Term Incentives Plan

      S-3        333-43146             Arvin Industries, Inc. Savings Plan

      S-3        333-43118             Arvin Industries, Inc. 1988 Stock Benefit Plan

      S-3        333-43116             Arvin Industries, Inc. 1998 Stock Benefit Plan

      S-3        333-43112             Arvin Industries, Inc. Employee Stock Benefit Plan

      S-3        333-43110             Arvin Industries, Inc. Employee Savings Plan

      S-8        333-42012             Employee Stock Benefit Plan, 1988 Stock
                                       Benefit Plan and 1998 Employee Stock Benefit Plan


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Detroit, Michigan
December 19, 2003